UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 17, 2006

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  The Valmont board of directors, upon recommendation of the Compensation Committee, on December 18, 2006 established fiscal 2007 base salaries for the five executive officers named in the 2006 proxy statement (the "Executives"): Mogens Bay, $830,000; Terry McClain, $400,000; Robert Meaney, $315,636; Mark Jaksich, $214,633; and Mark Treinen, $214,633.

The Compensation Committee on December 17, 2006 granted restricted shares and stock options to the Executives as follows: Mr. Bay, 18,870 restricted shares; Mr. McClain, 3,050 restricted shares; Mr. Meaney, 2,070 restricted shares; Mr. Jaksich, 1,860 stock options; and Mr. Treinen, 1,645 stock options. The restricted shares vest if the Executive’s employment terminates upon death, disability or normal retirement on or after age 62, upon involuntary termination prior to age 62 without cause, or upon a change of control of the company. Dividends are paid on restricted shares. The stock options are exercisable at market price on the grant date, have a term of seven years, and vest beginning on the first anniversary of the grant in equal amounts over three years. The restricted share and stock option grants were made pursuant to the stockholder-approved Valmont 2002 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.

Date: December 21, 2006
By: /s/ Terry J. McClain
Name: Terry J. McClain
Title: Senior Vice President and Chief Financial Officer